CONSENT OF INDEPENDENT REIGSTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-150029) on Form S8 of Bergio International Inc., formerly, Diamond Information Institute, Inc. of our report dated March 23, 2009 relating to our audits of the financial statements, which appear in the Annual Report on Form 10-K of Diamond Information Institute, Inc. for the year ended December 31, 2008.

/s/MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
January 14, 2010